Exhibit 99.1
3M Reports Fourth-Quarter and Full-Year 2021 Results
Fourth-Quarter Highlights:
–Sales of $8.6 billion, up 0.3 percent year-on-year; organic local-currency sales increased 1.3 percent year-on-year
–Earnings per share of $2.31
–Operating cash flow of $2.0 billion; adjusted free cash flow of $1.5 billion, down 30 percent year-on-year
–Returned $1.8 billion to shareholders via dividends and gross share repurchases
–Announced Food Safety business divestiture involving a Reverse Morris Trust transaction with NEOGEN Corporation

Full Year Highlights:
–Sales of $35.4 billion, up 9.9 percent year-on-year; organic local-currency sales increased 8.8 percent year-on-year
–Earnings per share of $10.12 vs. $9.36 in 2020, up 8 percent year-on-year
–Adjusted earnings per share of $10.12 vs. $8.85 in 2020, up 14 percent year-on-year
–Operating cash flow of $7.5 billion; adjusted free cash flow of $6.0 billion, with adjusted free cash flow conversion of 101 percent
–Returned $5.6 billion to shareholders via dividends and gross share repurchases
–Company to host virtual Strategic Update and 2022 Outlook meeting on Feb. 14, 2022
ST. PAUL, Minn. – Jan. 25, 2022 − 3M (NYSE: MMM) today reported fourth-quarter and full-year 2021 results.

“3M delivered a solid fourth-quarter performance – with notable strength in December – as we maintained our relentless focus on serving customers in a challenging external environment,” said 3M chairman and chief executive officer Mike Roman. “Our team effectively managed supply chain disruptions, made good progress on pricing actions and controlled costs.”

“Throughout 2021 we performed well, delivering full-year sales growth of 10 percent, robust cash flow and a strong increase in EPS. We also returned significant cash to shareholders, reduced debt and helped the world respond to COVID-19,” Roman continued. “As we continue to actively manage our portfolio and improve our operations, we will prioritize investments in fast-growing end markets to drive long-term growth, as well as advance our commitment to sustainability. As we enter 2022, I am confident we will continue to grow our business and find new ways to apply science to improve lives.”
Fourth-Quarter Results
Sales grew 0.3 percent year-on-year to $8.6 billion. Organic local-currency sales increased 1.3 percent. Foreign currency translation decreased sales by 1.0 percent year-on-year.
Total sales grew 4.1 percent in Consumer and 0.7 percent in Health Care, and decreased 1.5 percent in Transportation and Electronics, and 2.2 percent in Safety and Industrial. Organic local-currency sales grew 4.9 percent in Consumer and 1.6 percent in Health Care, and decreased 0.4 percent in Transportation and Electronics, and 1.3 percent in Safety and Industrial.
On a geographic basis, total sales grew 2.1 percent in the Americas, and decreased 0.2 percent in Asia Pacific, and 4.5 percent in EMEA (Europe, Middle East and Africa). Organic local-currency sales grew 2.2 percent in the Americas, 1.4 percent in Asia Pacific, and decreased 1.9 percent in EMEA.
Fourth-quarter earnings per share was $2.31 per share, down 4 percent year-on-year. Fourth quarter operating income was $1.6 billion with operating margins of 18.8 percent.
The company’s operating cash flow was $2.0 billion with adjusted free cash flow of $1.5 billion contributing to adjusted free cash flow conversion of 110 percent. 3M returned $1.8 billion to shareholders in the fourth quarter of 2021, including $848 million in cash dividends and $938 million of gross share repurchases. See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.

Fourth-Quarter Business Group Discussion
Safety and Industrial
•Sales of $3.1 billion, down 2.2 percent in U.S. dollars. Organic local-currency sales decreased 1.3 percent, and foreign currency translation decreased sales by 0.9 percent.
•On an organic basis:
•Sales increased in closure and masking systems, abrasives, industrial adhesives and tapes, electrical markets and automotive aftermarket, and decreased in roofing granules and personal safety.
•Segment operating income was $543 million, a decrease of 21.7 percent year-on-year; operating margins of 17.7 percent.
Transportation and Electronics
•Sales of $2.3 billion, down 1.5 percent in U.S. dollars. Organic local-currency sales decreased 0.4 percent, and foreign currency translation decreased sales by 1.1 percent.
•On an organic basis:
•Sales increased in commercial solutions and advanced materials, and decreased in electronics, transportation safety and automotive and aerospace.
•Segment operating income was $406 million, a decrease of 14.7 percent year-on-year; operating margins of 17.6 percent.
Health Care
•Sales of $2.3 billion, up 0.7 percent in U.S. dollars. Organic sales increased 1.6 percent and, foreign currency translation decreased sales by 0.9 percent.
•On an organic basis:
•Sales increased in separation and purification, food safety, health information systems and oral care, and decreased in medical solutions.
•Segment operating income was $536 million, a decrease of 1.6 percent year-on-year; operating margins were 23.6 percent.
Consumer
•Sales of $1.5 billion, up 4.1 percent in U.S. dollars. Organic sales increased 4.9 percent, and foreign currency translation decreased sales by 0.8 percent.
•On an organic basis:
•Sales increased in consumer health and safety, stationery and office, home improvement and home care.
•Segment operating income was $316 million, a decrease 0.4 percent year-on-year; operating margins were 21.4 percent.
Full-Year 2021 Results

Full-year 2021 sales increased 9.9 percent year-on-year to $35.4 billion. Organic local-currency sales increased 8.8 percent while acquisitions, net of divestitures, decreased sales by 0.5 percent. Foreign currency translation increased sales by 1.6 percent year-on-year.

Both GAAP and adjusted earnings were $10.12 per share, an increase of 8 percent on a GAAP basis and an increase of 14 percent on an adjusted basis, as referenced in the “Supplemental Financial Information Non-GAAP Measures” section. Full-year operating income was $7.4 billion with operating margins of 20.8 percent.

The company’s operating cash flow was $7.5 billion with adjusted free cash flow of $6.0 billion, contributing to adjusted free cash flow conversion of 101 percent for the year. In addition, 3M generated 19.5 percent return on invested capital. Refer to the “Supplemental Financial Information Non-GAAP Measures” section.

For the full year, 3M paid $3.4 billion in cash dividends to shareholders and repurchased $2.2 billion of its own shares.

3M will conduct an investor teleconference at 9 a.m. EST (8 a.m. CST) today. Investors can access this conference via the following:
•Live webcast at http://investors.3M.com.
•Live telephone:
Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.
•Webcast replay:
Go to 3M’s Investor Relations website at http://investors.3M.com and click on “Quarterly Earnings.”
•Telephone replay:
Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S., the access code is 21999288). The telephone replay will be available until 11:30 a.m. EST (10:30 a.m. CST) on Feb. 1, 2022.
Strategic Update and 2022 Outlook Meeting

3M will host a virtual strategic update and 2022 outlook meeting on Monday, Feb. 14, 2022, starting at 9 a.m. EST (8 a.m. CST). The event can be accessed via telephone at (800) 762-2596 within the U.S. or +1 (212) 231-2916 outside the U.S. This event will be webcast live, and a replay will be available on 3M's Investor Relations website at http://investors.3M.com.

Forward-Looking Statements
This news release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, capital markets and other external conditions and other factors beyond the Company's control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) risks related to public health crises such as the global pandemic associated with the coronavirus (COVID-19); (3) foreign currency exchange rates and fluctuations in those rates; (4) liabilities related to certain fluorochemicals, including lawsuits concerning various PFAS-related products and chemistries, and claims and governmental regulatory proceedings and inquiries related to PFAS in a variety of jurisdictions; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequent quarterly reports on Form 10-Q (the “Reports”); (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product offerings; (8) the availability and cost of purchased components, compounds, raw materials, labor, and energy (including oil and natural gas and their derivatives) due to shortages, increased demand and wages, logistics, manufacturing site disruptions or supply chain interruptions (including those caused by natural and other disasters and other events); (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (11) operational execution, including scenarios where the Company generates fewer productivity improvements than estimated; (12) financial market risks that may affect the Company’s funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; and (14) tax-related external conditions, including changes in tax rates, laws or regulations. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports), as updated by applicable Current Reports on Form 8-K. The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

3M Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(Millions, except per-share amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Net sales	$8,612	$8,583	$35,355	$32,184

Operating expenses
Cost of sales	4,698	4,388	18,795	16,605
Selling, general and administrative expenses	1,824	1,890	7,197	6,929
Research, development and related expenses	474	456	1,994	1,878
Gain on sale of businesses	—	—	—	(389)
Total operating expenses	6,996	6,734	27,986	25,023
Operating income	1,616	1,849	7,369	7,161

Other expense (income), net	52	118	165	366

Income before income taxes	1,564	1,731	7,204	6,795
Provision for income taxes	227	321	1,285	1,337
Income of consolidated group	1,337	1,410	5,919	5,458

Income (loss) from unconsolidated subsidiaries, net of taxes	3	(4)	10	(5)
Net income including noncontrolling interest	1,340	1,406	5,929	5,453

Less: Net income (loss) attributable to noncontrolling interest	1	1	8	4

Net income attributable to 3M	$1,339	$1,405	$5,921	$5,449

Weighted average 3M common shares outstanding – basic	574.9	578.7	579.0	577.6
Earnings per share attributable to 3M common shareholders – basic	$2.33	$2.43	$10.23	$9.43

Weighted average 3M common shares outstanding – diluted	579.9	584.0	585.3	582.2
Earnings per share attributable to 3M common shareholders – diluted	$2.31	$2.41	$10.12	$9.36

3M Company and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(Unaudited)

	December 31, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$4,564	$4,634
Marketable securities – current	201	404
Accounts receivable – net	4,660	4,705
Inventories	4,985	4,239
Prepaids	654	675
Other current assets	339	325
Total current assets	15,403	14,982
Property, plant and equipment – net	9,429	9,421
Operating lease right of use assets	858	864
Goodwill and intangible assets – net	18,774	19,637
Other assets	2,608	2,440
Total assets	$47,072	$47,344
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$1,307	$806
Accounts payable	2,994	2,561
Accrued payroll	1,020	747
Accrued income taxes	260	300
Operating lease liabilities – current	263	256
Other current liabilities	3,191	3,278
Total current liabilities	9,035	7,948
Long-term debt	16,056	17,989
Other liabilities	6,864	8,476
Total liabilities	31,955	34,413
Total equity	15,117	12,931
Shares outstanding
December 31, 2021: 571,845,478
December 31, 2020: 577,749,638
Total liabilities and equity	$47,072	$47,344

3M Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Year ended December 31,
	2021	2020
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$7,454	$8,113

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,603)	(1,501)
Acquisitions, net of cash acquired	—	(25)
Purchases and proceeds from sale or maturities of marketable securities and investments – net	204	232
Proceeds from sale of businesses, net of cash sold	—	576
Other investing activities	82	138

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(1,317)	(580)

Cash flows from financing activities:
Change in debt	(1,145)	(1,875)
Purchases of treasury stock	(2,199)	(368)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	639	429
Dividends paid to shareholders	(3,420)	(3,388)
Other financing activities	(20)	(98)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(6,145)	(5,300)

Effect of exchange rate changes on cash and cash equivalents	(62)	48

Net increase (decrease) in cash and cash equivalents	(70)	2,281
Cash and cash equivalents at beginning of year	4,634	2,353

Cash and cash equivalents at end of period	$4,564	$4,634

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)

(Dollars in millions, except per share amounts)	Operating Income	Operating Income Margin	Income Before Taxes	Provision for Income Taxes	Effective Tax Rate	Net Income Attributable to 3M	Earnings Per Diluted Share	Earnings per diluted share percent change
Q4 2020 GAAP	$1,849	21.5%	$1,731	$321	18.6%	$1,405	$2.41
Adjustments for special items:
None
Q4 2020 adjusted amounts (non-GAAP measures) (a)	$1,849	21.5%	$1,731	$321	18.6%	$1,405	$2.41

Q4 2021 GAAP	$1,616	18.8%	$1,564	$227	14.5%	$1,339	$2.31	(4)%
Adjustments for special items:
None
Q4 2021 adjusted amounts (non-GAAP measures) (a)	$1,616	18.8%	$1,564	$227	14.5%	$1,339	$2.31	(4)%

(Dollars in millions, except per share amounts)	Operating Income	Operating Income Margin	Income Before Taxes	Provision for Income Taxes	Effective Tax Rate	Net Income Attributable to 3M	Earnings Per Diluted Share	Earnings per diluted share percent change
Full Year 2020 GAAP	$7,161	22.3%	$6,795	$1,337	19.7%	$5,449	$9.36
Adjustments for special items:
Significant litigation-related charges/benefits	17		17	56		(39)	(0.07)
Gain/loss on sale of businesses	(389)		(389)	(86)		(303)	(0.52)
Divestiture-related restructuring actions	55		55	9		46	0.08
Full Year 2020 adjusted amounts (non-GAAP measure) (a)	$6,844	21.3%	$6,478	$1,316	20.3%	$5,153	$8.85

Full Year 2021 GAAP	$7,369	20.8%	$7,204	$1,285	17.8%	$5,921	$10.12	8%
Adjustments for special items:
None
Full Year 2021 adjusted amounts (non-GAAP measure) (a)	$7,369	20.8%	$7,204	$1,285	17.8%	$5,921	$10.12	14%
__________________________
(a)In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides non-GAAP measures that adjust for the impact of special items. Special items for the periods presented include the items described in the section entitled “Description of Special Items”. Operating income (measure of segment operating performance), income before taxes, net income, earnings per share, and effective tax rate are all measures for which 3M provides the reported GAAP measure and a measure adjusted for special items. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. The Company considers these non-GAAP measures in evaluating and managing the Company’s operations. The Company believes that discussion of results adjusted for these items is meaningful to investors as it provides a useful analysis of ongoing underlying operating trends. The determination of these items may not be comparable to similarly titled measures used by other companies.

	Three months ended December 31,		Year ended December 31,
Major GAAP Cash Flow Categories (dollars in millions)	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$2,005	$2,515	$7,454	$8,113
Net cash provided by (used in) investing activities	115	(259)	(1,317)	(580)
Net cash provided by (used in) financing activities	(2,412)	(1,802)	(6,145)	(5,300)

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
Adjusted Free Cash Flow (non-GAAP measure) (dollars in millions)	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$2,005	$2,515	$7,454	$8,113
Purchases of property, plant and equipment	(556)	(422)	(1,603)	(1,501)
Free cash flow (b)	1,449	2,093	5,851	6,612
Adjustments for special items:
Significant litigation-related after-tax payment impacts	29	5	39	79
TCJA transition tax payment	—	—	77	33
Divestiture-related restructuring after-tax payment impacts	1	6	6	12
Adjusted free cash flow (c)	$1,479	$2,104	$5,973	$6,736

Net income attributable to 3M	$1,339	$1,405	$5,921	$5,449
Adjustments for special items:
Significant litigation-related charges/benefits	—	—	—	(39)
(Gain)/loss on sale of businesses	—	—	—	(303)
Divestiture-related restructuring actions	—	—	—	46
Adjusted net income attributable to 3M (a)	$1,339	$1,405	$5,921	$5,153
Adjusted free cash flow conversion (c)	110%	150%	101%	131%
______________________________________
(b)Free cash flow is not defined under U.S. generally accepted accounting principles (GAAP). Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The Company believes free cash flow is meaningful to investors as it functions as a useful measure of performance and the Company uses this measure as an indication of the strength of the company and its ability to generate cash.
(c)Adjusted free cash flow and adjusted free cash flow conversion are not defined under U.S. GAAP. Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines adjusted free cash flow as net cash provided by operating activities, adjusted for special items, less purchases of property, plant and equipment. Cash payments associated with special items in the determination of adjusted free cash flow are reflected net of applicable tax using the U.S. statutory corporate tax rate during the period of payment. It should not be inferred that the entire adjusted free cash flow amount is available for discretionary expenditures. The Company defines adjusted free cash flow conversion as adjusted free cash flow divided by net income attributable to 3M, adjusted for special items. Special items for the periods presented include the items described in section entitled “Description of Special Items”. The Company believes adjusted free cash flow and adjusted free cash flow conversion are meaningful to investors as they are useful measures of performance and the Company uses these measures as an indication of the strength of the company and its ability to generate cash.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

	Full Year	Full Year
Return on Invested Capital (non-GAAP measure) (in millions)	2021	2020
Net income including non-controlling interest	$5,929	$5,453
Interest expense (after-tax) (1)	400	424
Adjusted net income (Return)	$6,329	$5,877

Average shareholders' equity (including non-controlling interest) (2)	$14,497	$11,507
Average short-term and long-term debt (3)	17,991	20,413
Average invested capital	$32,488	$31,920

Return on invested capital (non-GAAP measure) (d)	19.5%	18.4%

(1) Effective income tax rate used for interest expense	17.8%	19.7%

(2) Calculation of average equity (includes non-controlling interest)
Ending total equity as of:
March 31	$13,828	$10,214
June 30	14,516	10,925
September 30	14,530	11,959
December 31	15,117	12,931
Average total equity	$14,497	$11,507

(3) Calculation of average debt
Ending short-term and long-term debt as of:
March 31	$18,187	$22,495
June 30	18,248	20,762
September 30	18,165	19,598
December 31	17,363	18,795
Average short-term and long-term debt	$17,991	$20,413
(d)Return on Invested Capital (ROIC) is not defined under U.S. generally accepted accounting principles. Therefore, ROIC should not be considered a substitute for other measures prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines ROIC as adjusted net income (net income including non-controlling interest plus after-tax interest expense) divided by average invested capital (equity plus debt). The Company believes ROIC is meaningful to investors as it focuses on shareholder value creation.

	Adjusted EBITDA (non-GAAP measure) (e)		Adjusted EBITDA Margin (non-GAAP measure) (e)
	Three months ended December 31,		Three months ended December 31,
(Dollars in millions)	2021	2020	2021	2020
Safety and Industrial	$696	$838	22.7%	26.7%
Transportation and Electronics	517	589	22.4%	25.2%
Health Care	695	702	30.5%	31.1%
Consumer	355	353	24.1%	24.9%
Corporate and Unallocated	(15)	12
Elimination of Dual Credit	(125)	(147)
Total Company	$2,123	$2,347	24.7%	27.3%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

	Adjusted EBITDA (non-GAAP measure) (e)		Adjusted EBITDA Margin (non-GAAP measure) (e)
	Year ended December 31,		Year ended December 31,
(Dollars in millions)	2021	2020	2021	2020
Safety and Industrial	$3,285	$3,346	25.5%	28.5%
Transportation and Electronics	2,427	2,243	24.8%	25.4%
Health Care	2,786	2,416	30.8%	29.0%
Consumer	1,395	1,343	23.8%	25.3%
Corporate and Unallocated	(56)	(72)
Elimination of Dual Credit	(553)	(521)
Total Company	$9,284	$8,755	26.3%	27.2%

	Three months ended		Year Ended
Adjusted EBITDA (non-GAAP measure) (dollars in millions)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net sales	$8,612	$8,583	$35,355	$32,184

Net income attributable to 3M	1,339	1,405	5,921	5,449
Add/(subtract):
Net income/(loss) attributable to noncontrolling interest	1	1	8	4
(Income)/loss from unconsolidated subsidiaries, net of taxes	(3)	4	(10)	5
Provision for income taxes	227	321	1,285	1,337
Other expense/(income):
Interest (Income)/expense	110	136	462	500
Pension & OPEB non-service cost (benefit)	(58)	(18)	(297)	(134)
Depreciation and amortization expense	507	498	1,915	1,911
Adjustments for special items:
Significant litigation-related charges/(benefits)	—	—	—	17
(Gain)/loss on sale of businesses	—	—	—	(389)
Divestiture-related restructuring actions	—	—	—	55
Adjusted EBITDA (e)	$2,123	$2,347	$9,284	$8,755

Adjusted EBITDA margin (e)	24.7%	27.3%	26.3%	27.2%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

Adjusted EBITDA (non-GAAP measure) Three months ended December 31, 2021 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Elimination of Dual Credit	Total Company
Net sales	$3,064	$2,306	$2,275	$1,476	$—	$(509)	$8,612

Business segment operating income (measure of segment operating performance)	543	406	536	316	(60)	(125)	1,616
Add/(subtract):
Depreciation and amortization	153	111	159	39	45		507
Adjustments for special items:
None
Adjusted EBITDA (non-GAAP measure) (e)	$696	$517	$695	$355	$(15)	$(125)	$2,123

Adjusted EBITDA margin (non-GAAP measure) (e)	22.7%	22.4%	30.5%	24.1%			24.7%

Adjusted EBITDA (non-GAAP measure) Three months ended December 31, 2020 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Elimination of Dual Credit	Total Company
Net sales	$3,133	$2,341	$2,258	$1,418	$(1)	$(566)	$8,583

Business segment operating income (measure of segment operating performance)	693	476	544	317	(34)	(147)	1,849
Add/(subtract):
Depreciation and amortization	145	113	158	36	46		498
Adjustments for special items:
None
Adjusted EBITDA (non-GAAP measure) (e)	$838	$589	$702	$353	$12	$(147)	$2,347

Adjusted EBITDA margin (non-GAAP measure) (e)	26.7%	25.2%	31.1%	24.9%			27.3%

Adjusted EBITDA (non-GAAP measure) Year ended December 31, 2021 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Elimination of Dual Credit	Total Company
Net sales	$12,880	$9,769	$9,050	$5,856	$2	$(2,202)	$35,355

Business segment operating income (measure of segment operating performance)	2,692	2,008	2,150	1,248	(176)	(553)	7,369
Add/(subtract):
Depreciation and amortization	593	419	636	147	120		1,915
Adjustments for special items:
None
Adjusted EBITDA (non-GAAP measure) (e)	$3,285	$2,427	$2,786	$1,395	$(56)	$(553)	$9,284

Adjusted EBITDA margin (non-GAAP measure) (e)	25.5%	24.8%	30.8%	23.8%			26.3%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

Adjusted EBITDA (non-GAAP measure) Year ended December 31, 2020 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Elimination of Dual Credit	Total Company
Net sales	$11,734	$8,833	$8,345	$5,311	$(2)	$(2,037)	$32,184

Business segment operating income (measure of segment operating performance)	2,784	1,814	1,790	1,203	91	(521)	7,161
Add/(subtract):
Depreciation and amortization	562	429	626	140	154		1,911
Adjustments for special items:
Significant litigation-related charges/benefits					17		17
(Gain)/loss on sale of businesses					(389)		(389)
Divestiture-related restructuring actions					55		55
Adjusted EBITDA (non-GAAP measure) (e)	$3,346	$2,243	$2,416	$1,343	$(72)	$(521)	$8,755

Adjusted EBITDA margin (non-GAAP measure) (e)	28.5%	25.4%	29.0%	25.3%			27.2%
______________________________________
(e)Adjusted EBITDA and adjusted EBITDA margin are not defined under U.S. GAAP. Therefore, adjusted EBITDA and adjusted EBITDA margin should not be considered a substitute for other measures prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines adjusted EBITDA as net income attributable to 3M, adjusted for net income/(loss) attributable to noncontrolling interest, (income)/loss from unconsolidated subsidiaries, provision for income taxes, other expense/(income), depreciation and amortization expense, and special items. For business segments, the Company defines adjusted EBITDA as business segment operating income (3M’s measure of segment operating performance) adjusted for depreciation and amortization expense. The Company defines adjusted EBITDA margin as adjusted EBITDA divided by net sales. Special items for the periods presented include the items described in the section entitled “Description of Special Items”. The Company considers these non-GAAP measures in evaluating and managing the Company’s operations. The Company believes adjusted EBITDA and adjusted EBITDA margin are meaningful to investors as they provide useful analyses of ongoing underlying operating trends.

Net Debt (non-GAAP measure)	December 31, 2021	December 31, 2020
Total debt	$17,363	$18,795
Less: Cash, cash equivalents and marketable securities	4,792	5,068
Net debt (f)	$12,571	$13,727
______________________________________
(f)Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company defines net debt as total debt less the total of cash, cash equivalents and current and long-term marketable securities. 3M believes net debt is meaningful to investors as 3M considers net debt and its components to be an important indicator of liquidity and a guiding measure of capital structure strategy.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
Description of Special Items:
In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides various non-GAAP measures that incorporate adjustments for the impacts of special items. Special items incorporated in the preparation of these non-GAAP measures for the periods presented include the items described below:
Significant litigation-related charges/benefits:
•In the first quarter of 2020, 3M recorded a net pre-tax charge of $17 million ($13 million after tax) related to PFAS (certain perfluorinated compounds) matters. The charge was more than offset by a reduction in tax expense of $52 million related to resolution of tax treatment with authorities regarding the previously disclosed 2018 agreement reached with the State of Minnesota that resolved the Natural Resources Damages lawsuit. These items, in aggregate, resulted in a $39 million after-tax benefit. In the fourth quarter of 2021 and 2020, 3M made payments of approximately $35 million and $6 million, respectively, related to significant litigation-related matters. In the full year of 2021 and 2020, 3M made payments of approximately $49 million and $100 million, respectively, related to significant litigation-related matters.
Gain/loss on sale of businesses:
•In the first quarter of 2020, 3M recorded a pre-tax gain of $2 million ($1 million loss after tax) related to the sale of its advanced ballistic-protection business and recognition of certain contingent consideration. In the second quarter of 2020, 3M recorded a pre-tax gain of $387 million ($304 million after tax) related to the sale of its drug delivery business.
Divestiture-related restructuring actions:
•In the fourth quarter and full year of 2021, 3M made payments of approximately $1 million and $8 million, respectively, associated with divestiture-related restructuring actions.
•In the second quarter of 2020, following the divestiture of substantially all of the drug delivery business, management approved and committed to undertake certain restructuring actions addressing corporate functional costs and manufacturing footprint across 3M in relation to the magnitude of amounts previously allocated/burdened to the divested business. As a result, 3M recorded a pre-tax charge of $55 million ($46 million after tax). In the fourth quarter and full year of 2020, 3M made payments of approximately $7 million and $14 million, respectively, associated with these restructuring actions.
Enactment/measurement period adjustments related to the Tax Cuts and Jobs Act (TCJA)
•In the full year of 2021 and 2020, 3M made payments of approximately $77 million and $33 million, respectively, related to the transition tax expense incurred as a result of the 2017 enactment of the TCJA.

3M Company and Subsidiaries
SALES CHANGE ANALYSIS (g)
(Unaudited)

	Three months ended December 31, 2021
Sales Change Analysis by Geographic Area	Americas	Asia- Pacific	Europe, Middle East and Africa	World- Wide
Volume – organic				(1.3)%
Price				2.6
Organic local-currency sales	2.2	1.4	(1.9)	1.3
Divestitures	—	—	—	—
Translation	(0.1)	(1.6)	(2.6)	(1.0)
Total sales change	2.1%	(0.2)%	(4.5)%	0.3%

	Three months ended December 31, 2021
Worldwide Sales Change by Business Segment	Organic local-currency sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	(1.3)%	—%	—%	(0.9)%	(2.2)%
Transportation and Electronics	(0.4)	—	—	(1.1)	(1.5)
Health Care	1.6	—	—	(0.9)	0.7
Consumer	4.9	—	—	(0.8)	4.1
Total Company	1.3	—	—	(1.0)	0.3

	Year ended December 31, 2021
Sales Change Analysis by Geographic Area	Americas	Asia- Pacific	Europe, Middle East and Africa	World- Wide
Volume – organic				7.5%
Price				1.3
Organic local-currency sales	9.8	8.5	6.3	8.8
Divestitures	(0.6)	—	(1.1)	(0.5)
Translation	0.3	2.3	3.8	1.6
Total sales change	9.5%	10.8%	9.0%	9.9%

	Year ended December 31, 2021
Worldwide Sales Change by Business Segment	Organic local-currency sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	7.8%	—%	—%	2.0%	9.8%
Transportation and Electronics	9.0	—	—	1.6	10.6
Health Care	8.6	—	(1.9)	1.7	8.4
Consumer	9.3	—	—	1.0	10.3
Total Company	8.8	—	(0.5)	1.6	9.9
______________________________________
(g)     Total sales change is calculated based on reported sales results. The components of sales change include organic sales, acquisitions, divestitures, and translation. Organic sales include both organic volume impacts (which excludes acquisition and divestiture impacts) and selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction.

3M Company and Subsidiaries
BUSINESS SEGMENTS
(Unaudited)
3M discloses business segment operating income as its measure of segment profit/loss, reconciled to both total 3M operating income and income before taxes. Note 19 to 3M’s consolidated financial statements in its 2020 Annual Report on Form 10-K describes 3M’s business segments and measure of segment operating performance used by 3M’s chief operating decision maker (CODM). As discussed therein, the measure of segment operating performance includes dual credit for certain related operating income and excludes certain expenses and income that are not allocated to business segments and instead reflected in Corporate and Unallocated. Additionally, the following special items are excluded from business segment operating income and, instead, are included within Corporate and Unallocated: significant litigation-related charges/benefits, gain/loss on sale of businesses, and divestiture-related restructuring actions.
Effective in the first quarter of 2021, the measure of segment operating performance used by 3M’s CODM changed and, as a result, 3M’s disclosed measure of segment profit/loss (business segment operating income) was updated. The change to business segment operating income aligns with the update to how the CODM assesses performance and allocates resources for the Company’s business segments. The change included the following:
Changes in cost attribution
The extent of allocation and method of attribution of certain net costs were updated to result in fewer items remaining in Corporate and Unallocated and, instead, including them in 3M’s business segments’ operating performance. Previously, a larger portion of ongoing corporate staff costs and costs associated with centrally managed material resource centers was retained in Corporate and Unallocated. In addition, portions of pension costs and costs associated with certain centrally managed but ongoing business-related legal matters, along with certain insurance-related costs, were retained in Corporate and Unallocated.
Continued alignment of customer account activity
As part of 3M’s regular customer-focus initiatives, the Company realigned certain customer account activity (“sales district”) to correlate with the primary divisional product offerings in various countries and reduce complexity for customers when interacting with multiple 3M businesses. This impacted the amount of dual credit certain business segments receive as a result of sales district attribution.
Also effective in the first quarter of 2021, within 3M’s Consumer business segment, certain safety products formerly within the Construction and Home Improvement Division and the Stationery and Office Division were moved to the newly named Consumer Health and Safety Division (formerly the Consumer Health Care Division).
The financial information presented herein reflects the impact of the preceding changes for all periods presented.

BUSINESS SEGMENT INFORMATION	Three months ended December 31,		Year ended December 31,
NET SALES
(Millions)	2021	2020	2021	2020
Safety and Industrial	$3,064	$3,133	$12,880	$11,734
Transportation and Electronics	2,306	2,341	9,769	8,833
Health Care	2,275	2,258	9,050	8,345
Consumer	1,476	1,418	5,856	5,311
Corporate and Unallocated	—	(1)	2	(2)
Elimination of Dual Credit	(509)	(566)	(2,202)	(2,037)
Total Company	$8,612	$8,583	$35,355	$32,184

3M Company and Subsidiaries
BUSINESS SEGMENTS– (CONTINUED)
(Unaudited)

BUSINESS SEGMENT INFORMATION	Three months ended December 31,		Year ended December 31,
OPERATING INCOME
(Millions)	2021	2020	2021	2020
Safety and Industrial	$543	$693	$2,692	$2,784
Transportation and Electronics	406	476	2,008	1,814
Health Care	536	544	2,150	1,790
Consumer	316	317	1,248	1,203
Elimination of Dual Credit	(125)	(147)	(553)	(521)
Total business segment operating income	1,676	1,883	7,545	7,070
Corporate and Unallocated
Special items:
Significant litigation-related (charges)/benefits	—	—	—	(17)
Gain/(loss) on sale of businesses	—	—	—	389
Divestiture-related restructuring actions	—	—	—	(55)
Other corporate expense - net	(60)	(34)	(176)	(226)
Total Corporate and Unallocated	(60)	(34)	(176)	91
Total Company operating income	1,616	1,849	7,369	7,161

Other expense/(income), net	52	118	165	366
Income before income taxes	$1,564	$1,731	$7,204	$6,795
About 3M
At 3M, we apply science in collaborative ways to improve lives daily as our employees connect with customers all around the world. Learn more about 3M’s creative solutions to the world’s problems at www.3M.com or on Twitter @3M or @3MNews.

Please note that the company announces material financial, business and operational information using the 3M investor relations website, SEC filings, press releases, public conference calls and webcasts. The company also uses the 3M news center and social media to communicate with our customers and the public about the company, products and services and other matters. It is possible that the information 3M posts on the news center and social media could be deemed to be material information. Therefore, the company encourages investors, the media and others interested in 3M to review the information posted on 3M’s news center and the social media channels such as Twitter@3M or @3MNews.

Contacts
3M
Investor Contacts:
Bruce Jermeland, 651-733-1807
or
Diane Farrow, 612-202-2449
or
Media Contact:
Tim Post, 612-398-4190